UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2005

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

On August 8, 2005 Plains Exploration & Production Company (PXP) issued a press release announcing second quarter 2005 results. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. Pursuant to Item 7.01 we are updating certain aspects of our previous guidance for operating and financial performance for 2005. The information presented herein under Item 2.02 and Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Update of 2005 Operating and Financial Guidance

The following guidance contains forward-looking information that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. This guidance is based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and our future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those discussed below. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2004, for a discussion of the risks and uncertainties that may affect actual results. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements.

The Company is updating certain estimates provided in its Form 8-K filed on April 1, 2005. All estimates other than those discussed below remain unchanged from those provided in such filing.

Production Costs

Because of general cost inflation the Company is revising its estimate of lease operating expenses for the full year 2005 from
$4.90–$5.50 per barrel to $5.25–$5.75 per barrel.

Stock Based Compensation Expense

Our stock compensation plans allow grants of restricted stock and restricted stock units. Compensation expense with respect to grants of restricted stock and restricted stock units is recognized as it vests for accounting purposes. We recognized $6.8 million of expense in the first half of 2005. At June 30, 2005 we had outstanding approximately 1.3 million of restricted stock units with a provision for accelerated vesting if the closing price of our common stock was equal to or greater than $37.92 per share for any ten of twenty consecutive trading days. Such units vested on July 21, 2005 and as a result in the third quarter of 2005 we will recognize approximately $18.8 million of pre-tax non-cash stock-based compensation expense with respect to such units. After withholding the required amounts to pay federal withholding and related taxes, we issued approximately 0.8 million shares of common stock to the holders of the restricted stock units.

Primarily as a result of such vesting, we have revised our estimated non-cash stock-based compensation related to restricted stock and restricted stock units from $15 million to $16.5 million to $36 million to $37 million for 2005.

Capital Expenditures

We have increased our 2005 capital budget from $375 million to $425 million to primarily accommodate additional activity in the Gulf of Mexico and our anticipated acquisition of Chevron’s interest at Point Arguello. The capital budget includes estimated capitalized G&A and capitalized interest of $25 million.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibit 99.1 – Press Release dated August 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: August 8, 2005	/s/ Cynthia A. Feeback
Cynthia A. Feeback
Vice President, Controller and Chief Accounting Officer

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